EXHIBIT 99.1
                                                                    ------------


                DATAWATCH ANNOUNCES SECOND FISCAL QUARTER RESULTS

                    DROP IN MARCH SALES SPOILS THE PROFIT RUN

LOWELL, MA - APRIL 23, 2003 -- Datawatch Corporation (NASDAQ: DWCH), a leading provider of enterprise reporting, infrastructure and IT support solutions, today announced results for its second fiscal quarter.

         Revenues from continuing operations for the quarter ended March 31, 2003 were $4,108,000 down 15% from $4,812,000 in the same period of fiscal 2002. Net loss from continuing operations for the second fiscal 2003 quarter was $50,000, or $0.02 per diluted share, compared to net income of $237,000, or $0.09 per diluted share, a year ago.

         Revenues from continuing operations for the six months ended March 31, 2003 were $8,610,000 down 9% from $9,413,000 in the same period of fiscal 2002. Net loss from continuing operations for the first six months of fiscal 2003 was $33,000, or $0.01 per diluted share, compared to net income of $346,000, or $0.13 per diluted share, a year ago.

         Commenting on the quarter's results, president and CEO Robert Hagger said, "The slow spending environment that we experienced in March caused our first quarterly loss since September 2001. Enterprise sales held up well due to the longer lead-time of decision-making, but Desktop & Server products suffered badly during the month of March.

         On the good news side, we are off to a good start in April as sales pipelines increased. This gives us confidence that our products are being well received in the market place. Although it was difficult to close deals this quarter, we're taking the longer-term view, and are structured to do well as we come out of this current economic cycle.

         Our flagship Enterprise Reporting Solution, Datawatch ES 4.0, was released in February, featuring a 100% web-based interface, industry-leading Microsoft Excel support and new XML-based forms technology. Datawatch ES 4.0 is the next generation of business intelligence enterprise reporting.

          We also had new product releases for our Service Management product suites VHD-Online and QSM in the quarter, and we expect these upgrades to provide new revenue streams in fiscal 2003.

         We are hosting our User Conference in Las Vegas from May 18-21 where we will be presenting the latest Monarch and XML technologies as well as running user workshops and product training. Customers, prospects and investors alike are welcome to the show, but please book early".

         Datawatch previously announced that the company will present and discuss its second quarter and year to date results on April 24th at 12 p.m.
(ET) in a live conference call broadcast via the Internet at http://www.vcall.com/EventPage.asp?ID=83603. Listeners are recommended to go to the website at least 15 minutes early to register and download any necessary audio software. An archived replay of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation is a leader in enterprise reporting, infrastructure, and IT support solutions that help organizations increase productivity, reduce costs and gain competitive advantage. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

         Datawatch works with VARs, integrators, consultants and independent software vendors who sell and support Datawatch products. In addition, Datawatch works with OEM customers who embed Datawatch components and technologies in their own solutions. The corporate address for Datawatch is 175 Cabot Street, Suite 503, Lowell, MA 01854-3633; telephone (978) 441-2200. News, shareholder information and other corporate information may be found on the company's web site at www.datawatch.com.



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: Datawatch's ability to successfully integrate its recent acquisition of Auxilor Inc.; risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; an unfavorable result in any litigation; market acceptance of the new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in Datawatch's Form 10-K for the year ended September 30, 2002. Any forward-looking statements should be considered in light of those factors.

                                     # # # #


Datawatch Contact:
Alan R. MacDougall, Vice President of Finance & CFO amacdougall@datawatch.com
Phone (978)441-2200, ext. 8207;  Fax: (978)441-1114;  www.datawatch.com

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                  Amounts in Thousands (except per share data)


                                                         Three Months Ended              Six Months Ended
                                                     --------------------------      --------------------------
                                                      03/31/03        03/31/02        03/31/03        03/31/02
                                                     ----------      ----------      ----------      ----------
Revenue:
    Software licenses ..........................     $    2,627      $    3,396      $    5,920      $    6,663
    Maintenance and services ...................          1,481           1,416           2,690           2,750
                                                     ----------      ----------      ----------      ----------
Total Revenue ..................................          4,108           4,812           8,610           9,413

Costs and expenses:
    Cost of software licenses ..................            578             712           1,145           1,444
    Cost of maintenance and services ...........            616             746           1,230           1,416
    Sales and marketing expenses ...............          1,438           1,591           2,962           3,115
    Product development expenses ...............            473             338             815             661
    General and administration expenses ........          1,057           1,076           2,308           2,275
    Restructuring costs ........................             --              88             182              88
                                                     ----------      ----------      ----------      ----------
Income (loss) from operations ..................            (54)            261             (32)            414
Other income (expense) .........................              4             (24)             (1)            (68)
                                                     ----------      ----------      ----------      ----------
Income (loss) from continuing operations .......     $      (50)     $      237      $      (33)     $      346
                                                     ==========      ==========      ==========      ==========
Discontinued operations:
    Gain on sale of Guildsoft, net .............             --              --              --              17
                                                     ----------      ----------      ----------      ----------
Income (loss) from discontinued operations .....     $       --      $       --      $       --      $       17
                                                     ==========      ==========      ==========      ==========

Net income (loss) ..............................     $      (50)     $      237      $      (33)     $      363
                                                     ==========      ==========      ==========      ==========

Net Income (Loss) Per Share - Basic and Diluted:
    Continuing operations - Basic ..............         ($0.02)     $     0.09          ($0.01)     $     0.14
    Continuing operations - Diluted ............         ($0.02)     $     0.09          ($0.01)     $     0.13
    Discontinued operations - Basic & Diluted ..             --              --              --      $     0.01
                                                     ----------      ----------      ----------      ----------

Net Income (Loss) Per Share - Basic ............         ($0.02)     $     0.09          ($0.01)     $     0.14
                                                     ==========      ==========      ==========      ==========

Net Income (Loss) Per Share - Diluted ..........         ($0.02)     $     0.09          ($0.01)     $     0.14
                                                     ==========      ==========      ==========      ==========

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                              Amounts in Thousands

                                                      March 31,     September 30,
                                                        2003            2002
                                                     ----------      ----------
ASSETS:
    Cash and investments .......................     $    3,041      $    3,605
    Accounts receivable, net ...................          3,392           3,057
    Inventories ................................            126             171
    Prepaid expenses ...........................            598             571
                                                     ----------      ----------
Total Current Assets ...........................          7,157           7,404

Property and equipment, net ....................            555             732
Other assets ...................................          1,507           1,318
                                                     ----------      ----------
Total Assets ...................................     $    9,219      $    9,454
                                                     ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
    Accounts payable and accrued expenses ......     $    2,538      $    3,153
    Deferred revenue ...........................          2,584           2,228
                                                     ----------      ----------
Total Current Liabilities ......................          5,122           5,381

Accrued Severance, less current portion ........              8              13
                                                     ----------      ----------

Total Liabilities ..............................          5,130           5,394

Stockholders' equity ...........................          4,089           4,060
                                                     ----------      ----------
Total Liabilities and Stockholders' Equity .....     $    9,219      $    9,454
                                                     ==========      ==========